UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2023

Aceragen, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-31918 (Commission File Number)	04-3072298 (I.R.S. Employer Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 348-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On April 28, 2023 (the “Effective Date”), the Board of Directors of Aceragen, Inc. (the “Company,” “we,” “us,” “our,” and “Aceragen”) approved a reduction in workforce (the “Reduction”) in which approximately 80% of the Company’s employees were terminated, effective immediately, in an effort to reduce operating costs. This follows the previously disclosed approval by the Board of certain cost-cutting measures, including the furlough of approximately 46% of the Company’s workforce and the deferral of base salaries, as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2023 (the “2022 Form 10-K”).

In connection with the Reduction, the Company estimates that it will incur aggregate restructuring charges in the second quarter of 2023 of approximately $4.5 million related to severance payments and other employee-related costs. The Company’s estimates are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Reduction.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Reduction described above, effective as of the Effective Date, John Kirby no longer serves as the Company’s Chief Financial Officer or is employed by the Company. Mr. Kirby is entitled to certain payments and post-termination benefits as set forth in his employment continuation and retention bonus letter agreement (the “Retention Agreement”) and his Severance and Change of Control Agreement with the Company, each as described on pages 80, 88 and 89 of the 2022 Form 10-K (the “Severance Agreement”). The foregoing description of the Retention Agreement and Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Retention Agreement and the Severance Agreement, which were filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2022 and as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2017, respectively.

John Taylor, the Company’s Chief Executive Officer, has assumed the duties of Chief Financial Officer of the Company as of the Effective Date. The information called for by Item 5.02(c) to Form 8-K with respect to Mr. Taylor is contained in the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2022 under “Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers – Appointment of Chief Executive Officer,” which information is hereby incorporated by reference to this Current Report on Form 8-K.

Item 8.01.	Other Matters.

ADVANCE Study – ACG-801

As previously disclosed in the 2022 Form 10-K, since prior to its acquisition by Aceragen the clinical development program for ACG-801 has been subject to a clinical hold placed by the U.S. Food and Drug Administration (“FDA”) pertaining to manufacturing and quality issues. This has impeded our ability to progress the planned ADVANCE Study for ACG-801, a randomized, double-blind, placebo-controlled study of Farber disease patients that, if successful, has the potential to support NDA registration with the FDA.

We have been notified by the FDA of its determination to lift the clinical hold on ACG-801, thereby enabling us to commence our ADVANCE study in people living with Farber disease, subject to our ability to receive financing and continue operations.

Update on Cash and Cash Equivalents

The Company previously disclosed in the 2022 Form 10-K that our existing cash and cash equivalents will enable us to fund our operations into May 2023. Notwithstanding the anticipated cost savings associated with the Reduction described above, we need to raise additional capital to continue to fund our operations and service our obligations in the future. If we are unable to raise additional capital when required or on acceptable terms, we may be required to:

•	significantly delay, scale back, or discontinue the development or commercialization of our product candidates;

•	seek strategic alliances, or amend existing alliances, for research and development programs at an earlier stage than otherwise would be desirable or that we otherwise would have sought to develop independently, or on terms that are less favorable than might otherwise be available in the future;

•	dispose of technology assets, or relinquish or license on unfavorable terms, our rights to technologies or any of our product candidates that we otherwise would seek to develop or commercialize ourselves;

•	pursue the sale of our company to a third party at a price that may result in a loss on investment for our stockholders; or

•	file for bankruptcy or cease operations altogether.

Any of these events could have a material adverse effect on our business, operating results, and prospects.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination benefits and the financial impact of the Reduction, as well as statements regarding our estimates on our available cash runway. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts and our ability to raise additional capital. In addition, the costs associated with the Reduction may be greater than anticipated and the Reduction is likely to have an adverse impact on the Company’s operations. A further description of the risks and uncertainties relating to the business of the Company is contained in the 2022 Form 10-K, and the Company’s subsequent current and periodic reports filed with the SEC. Except as may be required by applicable law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACERAGEN, INC.

By:	/s/ John Taylor
John Taylor
Chief Executive Officer and Chief Financial Officer

Dated: May 4, 2023